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Press Release For Immediate Release

Beazer Homes Reports Record Third Fiscal Quarter EPS of $4.31, up 43%
Company Raises EPS Outlook for Fiscal Year 2004

        ATLANTA, July 29, 2004—Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced results for the quarter and nine months ended June 30, 2004, reporting an all-time record for quarterly earnings per share. Highlights of the quarter, compared to the same period of the prior year, are as follows:

Quarter Ended June 30, 2004

  •
  Record diluted EPS: $4.31 (up 43.2% vs. $3.01 in prior year)

  •
  Home closings: 4,061 (up 12.3%)

  •
  Total revenues: $1,009.3 million (up 30.8%)

  •
  Gross profit from home construction: $195.1 million (up 37.7%)

  •
  Gross margin from home construction: 19.7% (up 70 basis points)

  •
  Operating income: $96.2 million (up 45.9%)

  •
  Operating income margin: 9.5% (up 100 basis points)

  •
  Net income: $59.7 million (up 46.7%)

  •
  New orders: 4,869 (up 2.9%)

  •
  Backlog at 6/30/04: 9,278 homes (up 8.2%), sales value $2.3 billion (up 29.3%)

  •
  Active Subdivisions at 6/30/04: 507 (up 3.7%)

Record Earnings for June Quarter

        Ian J. McCarthy, President and Chief Executive Officer, said, "We are very pleased to announce record financial results for our third quarter of fiscal 2004. Our June quarter home closings and revenues increased 12% and 31%, respectively, indicating continued strength and favorable conditions in the housing industry and Beazer Homes' strong position in the market. Our June quarter net income and earnings per share both represent all-time quarterly records, increasing 47% and 43%, respectively, from the prior year. These strong results illustrate our ongoing commitment to achieving profitable growth by leveraging our size, scale and geographic reach through our national brand."

        "Beazer Homes' backlog now stands at an all-time record level of 9,278 homes with a sales value of $2.3 billion, providing excellent visibility as we move forward into the final quarter of fiscal 2004 and fiscal 2005," added McCarthy.

Strong Financial Position Continues in June Quarter

        "Beazer Homes' financial position remained strong during the third fiscal quarter," said James O'Leary, Executive Vice President and Chief Financial Officer. "At June 30, 2004, net debt to total capitalization stood at 45%, with a cash position of $199.6 million. Our newly increased bank credit facility and recent successful completion of a convertible senior notes offering provide us with substantially increased liquidity to further capitalize on the significant growth opportunities available to us. We achieved not only record earnings and improved margins this quarter, but also a return on average equity for the twelve months ended June 30, 2004 of 20.6%, representing a 190 basis point improvement from the same period a year ago. These financial results reflect our commitment to improved profitability and sustained growth within our diverse geographic footprint through focused product expansion and price point diversification."

        During the third fiscal quarter of 2004, the Company realized increases over the prior year in its home construction gross margin and operating income margin as the Company continued to realize benefits from the execution of its profit improvement initiatives and a strong pricing environment in several markets. These improvements were offset in part by increased marketing expenses of approximately $2.7 million associated with the Company's branding initiative and ongoing costs of approximately $10.0 million for warranty and legal costs associated with construction defect claims from water intrusion at one of its Midwest divisions. In the prior year third fiscal quarter, the Company incurred a $7.6 million pre-tax charge associated with the retirement of $100 million of senior notes completed in June 2003.

Beazer Homes Executes on Share Repurchase Plan

        During the quarter ended June 30, 2004, the Company repurchased 179,800 shares of its common stock for approximately $17.5 million. These repurchases were made under the Company's previously announced stock repurchase plan authorized by the Board of Directors in February 2003. To date, 307,800 shares have been repurchased under the one million share authorization.

Beazer Homes Targets EPS of $16.50-$16.75 in Fiscal 2004

        "Our performance for the nine months ended June 30, 2004, combined with record backlog and our expectations of continued strength in the housing market provide us confidence in our future growth opportunities," said McCarthy. "In addition, we expect continued execution on our strategic initiatives that leverage our national brand, capitalize on our broad geographic profile through focused product expansion and price-point diversification, and also drive best practices to achieve optimal efficiencies, will place us in a strong position for continued growth. Absent any unanticipated adverse changes, we are raising our outlook for diluted earnings per share to be in the range of $16.50-$16.75 in fiscal 2004."

        Beazer Homes USA, Inc., headquartered in Atlanta is one of the country's ten largest single-family homebuilders with operations in Arizona, California, Colorado, Delaware, Florida, Georgia, Indiana, Kentucky, Maryland, Mississippi, Nevada, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, West Virginia and Virginia. Beazer Homes also provides mortgage origination and title services to its homebuyers.

Forward-Looking Statements

        Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to changes in general economic conditions, fluctuations in interest rates, increases in raw materials and labor costs, levels of competition, potential liability as a result of construction defect, product liability and warranty claims, the possibility that the Company's improvement plan for the Midwest will not achieve desired results, and other factors described in the Company's Form S-4/A filed with the Securities and Exchange Commission on April 9, 2004 and Annual Report and Form 10-K for the year ended September 30, 2003.

Contact:	Leslie H. Kratcoski Director, Investor Relations (770) 829-3764 lkratcos@beazer.com

-Tables Follow-

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA
(Dollars in thousands, except per share amounts)

FINANCIAL DATA

	Quarter Ended June 30,		Nine Months Ended June 30,
	2004	2003	2004	2003
INCOME STATEMENT
Revenues	$1,009,279	$771,758	$2,695,968	$2,137,485
Costs and expenses:
Home construction and land sales	801,865	612,602	2,145,834	1,704,052
Selling, general and administrative expense	111,176	85,618	300,400	239,342
Expenses related to retirement of debt	—	7,570	—	7,570

Operating income	96,238	65,968	249,734	186,521
Other income	1,599	1,287	5,551	4,523

Income before income taxes	97,837	67,255	255,285	191,044
Income taxes	38,157	26,566	99,561	75,463

Net income	59,680	40,689	155,724	115,581

Net income per common share:
Basic	$4.48	$3.16	$11.70	$9.01

Diluted	$4.31	$3.01	$11.25	$8.59

Weighted average shares outstanding, in thousands:
Basic	13,320	12,857	13,311	12,828
Diluted	13,843	13,530	13,845	13,454
Interest incurred	$19,469	$16,120	$54,872	$49,618
Interest amortized to cost of sales	$17,309	$14,049	$46,183	$38,149
Depreciation and amortization	$4,065	$3,913	$12,100	$9,597
	June 30,
	2004	2003

SELECTED BALANCE SHEET DATA
Cash	$199,627	$15,356
Inventory	2,352,869	1,654,356
Total assets	2,976,031	2,040,773
Total debt	1,124,067	741,104
Shareholders' equity	1,137,683	925,966

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA (Continued)
(Dollars in thousands)

OPERATING DATA

	Quarter Ended June 30,		Nine Months Ended June 30,
	2004	2003	2004	2003
SELECTED OPERATING DATA
Closings:
Southeast region	1,340	1,204	3,794	3,390
West region	1,562	1,174	4,180	3,309
Central region	216	296	664	834
Mid-Atlantic region	409	261	1,094	789
Midwest region	534	681	1,621	2,073

Total closings	4,061	3,616	11,353	10,395

New orders, net of cancellations:
Southeast region	1,657	1,673	4,336	4,316
West region	1,823	1,474	5,162	3,690
Central region	297	332	833	860
Mid-Atlantic region	427	434	1,146	1,382
Midwest region	665	821	1,728	2,206

Total new orders	4,869	4,734	13,205	12,454

Backlog units at end of period:
Southeast region	2,863	2,793
West region	3,269	2,214
Central region	565	533
Mid-Atlantic region	1,169	1,293
Midwest region	1,412	1,745

Total backlog units	9,278	8,578

Dollar value of backlog at end of period	$2,304,705	$1,781,936

Active subdivisions:
Southeast region	189	187
West region	93	86
Central region	44	42
Mid-Atlantic region	55	39
Midwest region	126	135

Total active subdivisions	507	489

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA (Continued)
(Dollars in thousands)

	Quarter Ended June 30,		Nine Months Ended June 30,
	2004	2003	2004	2003
SUPPLEMENTAL FINANCIAL DATA:
Revenues
Home sales	$989,961	$745,221	$2,636,896	$2,089,605
Land and lot sales	10,570	16,466	32,136	19,803
Mortgage origination revenue	11,531	14,941	35,971	40,351
Intercompany elimination—mortgage	(2,783)	(4,870)	(9,035)	(12,274)

Total revenues	$1,009,279	$771,758	$2,695,968	$2,137,485

Cost of home construction and land sales
Home sales	$794,875	$603,549	$2,125,202	$1,699,754
Land and lot sales	9,773	13,923	29,667	16,572
Intercompany elimination—mortgage	(2,783)	(4,870)	(9,035)	(12,274)

Total costs of home construction and land sales	$801,865	$612,602	$2,145,834	$1,704,052

Selling, general and administrative
Homebuilding operations	$103,403	$78,026	$277,510	$217,872
Mortgage origination operations	7,773	7,592	22,890	21,470

Total selling, general and administrative	$111,176	$85,618	$300,400	$239,342

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Beazer Homes Reports Record Third Fiscal Quarter EPS of $4.31, up 43% Company Raises EPS Outlook for Fiscal Year 2004
BEAZER HOMES USA, INC. CONSOLIDATED OPERATING AND FINANCIAL DATA (Dollars in thousands, except per share amounts)
BEAZER HOMES USA, INC. CONSOLIDATED OPERATING AND FINANCIAL DATA (Continued) (Dollars in thousands)
BEAZER HOMES USA, INC. CONSOLIDATED OPERATING AND FINANCIAL DATA (Continued) (Dollars in thousands)